UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

(407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item    2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Xenia Hotels & Resorts, Inc.'s ("We" or "Xenia" or "the Company") wholly owned subsidiary XHR LP (the "Borrower") entered into Amended and Restated Credit Agreement, dated as of January 11, 2018, which governs our unsecured revolving credit facility (the "Senior Unsecured Revolving Credit Facility"). The Senior Unsecured Revolving Credit Facility consists of $500 million revolving loan commitments that mature on February 28, 2022. The maturity of the Amended and Restated Credit Agreement can be extended through February 2023 at the Company's discretion and requires payment of an extension fee. The material terms of the Amended and Restated Credit Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on January 12, 2018, which description is incorporated by reference herein.

As of December 31, 2019, approximately $160 million was outstanding under the Senior Unsecured Revolving Credit Facility. On March 12, 2020, we provided notice to the lenders to borrow the remaining available amount under the Amended and Restated Credit Agreement so that a total of $500 million is currently outstanding.

The current interest rate for borrowings under the Senior Unsecured Revolving Credit Facility is 2.25%. The Company increased its borrowings under the Senior Unsecured Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty resulting from the COVID-19 outbreak. The proceeds from the incremental Senior Unsecured Revolving Credit Facility borrowings are currently being held on the Company’s balance sheet. In accordance with the terms of the Amended and Restated Credit Agreement, the proceeds from the incremental Senior Unsecured Revolving Credit Facility borrowings may in the future be used for working capital, general corporate or other purposes permitted by the Amended and Restated Credit Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of the COVID-19 outbreak on travel, transient and group demand, the anticipated impact of such outbreak on our results of operations, the resulting amount of cancellation and attrition fees and cost-containment efforts and the potential use of proceeds from the incremental borrowings under the Senior Unsecured Revolving Credit Facility. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, including on the demand for travel, transient and group business (including, but not limited to, government-imposed travel or meeting restrictions), and levels of consumer confidence in the safety of travel as a result of the outbreak; the length of the COVID-19 outbreak and severity of such outbreak in the United States; the pace of economic recovery and the recovery of consumer confidence following the COVID-19 outbreak; our ability to implement cost-containment strategies; and the adverse effects of the COVID-19 outbreak on our business or the market price of our common stock. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: March 17, 2020	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary